As filed with the Securities and Exchange Commission on May 18, 2023.
Registration No. _________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACADIA REALTY TRUST (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	23-2715194 (I.R.S. Employer Identification No.)

411 Theodore Fremd Ave, Suite 300, Rye, NY 10580 (Address of Principal Executive Offices)(Zip Code)

ACADIA REALTY TRUST AMENDED AND RESTATED 2020 SHARE INCENTIVE PLAN (Full title of the plan)

Kenneth F. Bernstein
President and Chief Executive Officer
Acadia Realty Trust
411 Theodore Fremd Ave, Suite 300, Rye, NY 10580

(Name and address of agent for service)

(914) 288-8100

(Telephone number, including area code, of agent for service)

Copies to:
Mark Schonberger, Esq. Goodwin Procter LLP 620 Eighth Avenue New York, NY 10018 (212) 813-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On May 4, 2023, the shareholders of Acadia Realty Trust (the “Company” or the “Registrant”) approved the Company’s Amended and Restated 2020 Share Incentive Plan (the “Plan”), increasing the maximum shares of common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), available for issuance thereunder by 3,100,000 Common Shares (the “Additional Shares”). This registration statement on Form S-8 is being filed in order to register such Additional Shares which may be offered and sold to participants under the Plan. Pursuant to General Instruction E of Form S-8, the contents of the Company’s registration statement on Form S-8 previously filed on November 6, 2020 (No. 333-249898), are incorporated by reference herein and made a part hereof, except as supplemented, amended or superseded by the information set forth below.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS

EXHIBIT NO.	DESCRIPTION

4.1**

Acadia Realty Trust Amended and Restated 2020 Share Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-12002), filed on May 5, 2023)

5.1*	Opinion of Venable LLP

23.1*	Consent of BDO USA, LLP, Independent Auditors

23.2*	Consent of Venable LLP (included in Exhibit 5.l)

24.1*	Powers of Attorney (included as a part of the signature page of this Registration Statement)

107*	Filing Fee Table

** Previously Filed

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Acadia Realty Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on May 18, 2023.

ACADIA REALTY TRUST
A Maryland real estate investment trust (Registrant)

By:	/s/ Kenneth F. Bernstein
	Name:	Kenneth F. Bernstein
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kenneth F. Bernstein and John Gottfried, and each or either of them, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933) and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth F. Bernstein	Chief Executive Officer, President and	May 18, 2023
Kenneth F. Bernstein	Trustee (Principal Executive Officer)

/s/ John Gottfried	Executive Vice President and Chief Financial Officer (Principal	May 18, 2023
John Gottfried	Financial Officer)

/s/ Richard Hartman	Senior Vice President and Chief Accounting Officer (Principal	May 18, 2023
Richard Hartman	Accounting Officer)

/s/ Douglas Crocker II	Trustee	May 18, 2023
Douglas Crocker II

/s/ Mark A. Denien	Trustee	May 18, 2023
Mark A. Denien

/s/ Kenneth A. McIntyre	Trustee	May 18, 2023
Kenneth A. McIntyre

/s/ William Spitz	Trustee	May 18, 2023
William Spitz

/s/ Lynn Thurber	Trustee	May 18, 2023
Lynn Thurber

/s/ Lee S. Wielansky	Trustee	May 18, 2023
Lee S. Wielansky

/s/ Hope B. Woodhouse	Trustee	May 18, 2023
Hope B. Woodhouse

/s/ C. David Zoba	Trustee	May 18, 2023
C. David Zoba